Independent Auditors' Consent



The Board of Trustees
American Century Municipal Trust

We consent to the use of our reports incorporated herein by reference and the reference to our Firm under the headings "COMPARISON OF CERTAIN INFORMATION REGARDING THE FUNDS" and "FINANCIAL STATEMENTS" in the Prospectus contained in Part A of the combined Prospectus/Proxy Statement on Form N-14.

/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Kansas City, Missouri
April 21, 1997